INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 3 to Form SB-2 for Zoolink Corporation of our Auditors' Report, dated September 2, 2003, relating to the financial statements of Zoolink Corporation as of June 30, 2003 and for the year then ended, and to the reference to our Firm under the caption "Experts" in the Registration Statement.

Vancouver, Canada	"Morgan & Company"
July 5, 2004	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1